As filed with the Securities and Exchange Commission on September 20, 2016.

Registration No. 333-212361

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________

FORM S-1/A
Amendment No. 2 to
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

_______________

Full Spectrum Inc.

(Exact name of registrant as specified in its charter)

_______________

Delaware	3663	65-1297744
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Full Spectrum Inc.
687 N. Pastoria Avenue
Sunnyvale, CA 94085
Telephone: 888-350-9994

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

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Stewart Kantor
Chief Executive Officer
687 N. Pastoria Avenue
Sunnyvale, CA 94085
Telephone: 888-350-9994

(Name, address, including zip code, and telephone number, including area code, of agent for service)

_______________

With copies to:

Jay Kaplowitz, Esq. Richard Friedman, Esq. David Manno, Esq. Sichenzia Ross Friedman Ference LLP 61 Broadway, 32nd Floor New York, NY 10006 (212)930-9700 Fax: (212) 930-9725	Mitchell Nussbaum, Esq. Norwood Beveridge, Esq. Lili Taheri, Esq. Loeb & Loeb LLP 345 Park Avenue New York, NY 10154 (212) 407-4000 Fax: (212) 407-4990

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Approximate date of commencement of proposed sale to the public: As soon as practicable after the registration statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer	☐		Accelerated filer	☐
Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☒

EXPLANATORY NOTE

Full Spectrum Inc. is filing this pre-effective Amendment No.2 (the “Amendment”) to the Registration Statement on Form S-1 (333-212361), as an exhibit-only filing to file exhibits 3.3, 10.21, 10.22 and 10.23. Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 16 (a) of Part II of the Registration Statement, the signature page to the Registration Statement, the exhibit index and the exhibits being filed with this Amendment. The prospectus and the balance of Part II of the Registration Statement are unchanged and have been omitted.

Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 16. Exhibits and Financial Statement Schedules

(a) Exhibits

See the Exhibit Index immediately following the signature page included in this registration statement.

(b) Financial Statement Schedules.

See “Index to Financial Statements” which is located on page F-1 of this prospectus.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No.2 to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on September 20, 2016.

FULL SPECTRUM INC.

By:	/s/ Stewart Kantor
Name: Stewart Kantor Title: Chief Executive Officer and Chairman

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Stewart Kantor	Chief Executive Officer and Chairman	September 20, 2016
Stewart Kantor	(Principal executive officer)

/s/ Guy Simpson	Chief Operating Officer	September 20, 2016
Guy Simpson

*	Chief Technology Officer and Director	September 20, 2016
Menashe Shahar

*	Director	September 20, 2016
Richard Silverman

*	Director	September 20, 2016
Richard Cohen

*	Director	September 20, 2016
Derek R. Reisfield

*/s/ Stewart Kantor
Stewart Kantor Attorney-in-fact

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
1.1**	Form of Underwriting Agreement by and among the Registrant and the underwriters named therein
3.1**	Amended and Restated Certificate of Incorporation of the Registrant, as amended
3.2**	Bylaws of the Registrant, as amended and currently in effect
3.3*	Certificate of Amendment to Amended and Restated Certificate of Incorporation of the Registrant, filed with the Secretary of State of the State of Delaware on September 2, 2016
4.1**	Form of the Registrant’s common stock certificate
4.2**	Form of 10% Convertible Note for Bridge Loan
4.3**	Form of Warrant for Bridge Loan
4.4**	Promissory Note dated September 2, 2014, by and between the Registrant and AM145 Holdings LLC in the principal amount of $75,000
4.5**	Promissory Note dated November 26, by and between the Registrant and AM145 Holdings LLC in the principal amount of $30,000
4.6**	Promissory Note dated January 21, 2015, by and between the Registrant and AM145 Holdings LLC in the principal amount of $60,000
4.7**	Promissory Note dated July 28, 2014, by and between the Registrant and AM145 Holdings LLC in the principal amount of $175,000
4.8**	Promissory Note dated October 7, 2014, by and between the Registrant and AM145 Holdings LLC in the principal amount of $35,000
4.9**	Promissory Note dated December 31, 2013, by and between the Registrant and Grove Industries Ltd. in the principal amount of $250,000
4.10**	Form of Representative’s Warrant (included in Exhibit 1.1)
5.1**	Opinion of Sichenzia Ross Friedman Ference LLP
10.1**	2016 Equity Incentive Stock Plan
10.2**	Employment Agreement, dated September 24, 2007, by and between the Registrant and Stewart Kantor
10.3**	Intellectual Property Assignment Agreement, dated January 22, 2007, by and between the Registrant and Stewart Kantor
10.4**	Employment Agreement, dated September 24, 2007, by and between the Registrant and Menashe Shahar
10.5**	Intellectual Property Assignment Agreement, dated January 22, 2007, by and between the Registrant and Menashe Shahar
10.6**	Employment Agreement, dated January 1, 2012, by and between the Registrant and Guy Simpson
10.7**	Indemnification Agreement, dated October 1, 2007, by and between the Registrant and Stewart Kantor
10.8**	Indemnification Agreement, dated October 1, 2007, by and between the Registrant and Menashe Shahar
10.9**	Lease Agreement, dated November 11, 2013, between SCP-1, LP and the Registrant
10.10**

Form of Stock Purchase Agreement by and among the Registrant and the Purchasers listed on the signature pages thereto, dated December __, 2015, for the sale of an aggregate of $750,000 in 10% Convertible Promissory Notes (the “Bridge Loan”)

10.11**	Stock Purchase Agreement, by and among the Registrant, Choshen Israel Group and Menashe Shahar and Stewart Kantor dated October 1, 2007, as amended and assigned to Northmatic Limited
10.12**	Stock Purchase Agreement by and between the Registrant and Menashe Shahar dated January 22, 2007
10.13**	Stock Purchase Agreement by and between the Registrant and Stewart Kantor dated January 22, 2007
10.14**	Stock Option Agreement dated January 1, 2012 by and between the Registrant and Guy Simpson
10.15**	Stock Option Agreement dated December 1, 2013, by and between the Registrant and Bryan Wing
10.16**	Stock Option Agreement dated April 3, 2014, by and between the Registrant and Robert Burchard
10.17**	Stock Option Agreement dated April 3, 2014, by and between the Registrant and Joe Kleinbort
10.18**	Loan Agreement dated November 1, 2014 by and between the Registrant and Grove Industries Ltd. for a loan in the amount of $210,000
10.19**	Loan Agreement dated April 1, 2015 by and between the Registrant, Pat Oberbillig and Nancy Kaster for a loan in the amount of $50,000

Exhibit Number	Description of Exhibit
10.20**	Restated Development Agreement, dated July 12, 2012, by and between the Registrant and Lekha Wireless Solutions Pvt. Ltd.
10.21*	Amendment to the Employment Agreement, dated September 24, 2007, by and between the Registrant and Stewart Kantor
10.22*	Amendment to the Employment Agreement, dated September 24, 2007, by and between the Registrant and Menashe Shahar
10.23*	Amendment to the Employment Agreement, dated January 1, 2012, by and between the Registrant and Guy Simpson
23.1**	Consent of Sichenzia Ross Friedman Ference LLP (included in Exhibit 5.1)
23.2**	Consent of Marcum LLP
24.1**	Power of Attorney

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*      Filed herewith.

**   Previously filed.

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